EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Telkonet, Inc.

Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-161909 and 333-175737) of Telkonet, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

March 31, 2015